UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 23, 2021

TCR2 THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38811	47-4152751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

100 Binney Street	Suite 710	Cambridge	MA	02142
	(Address of Principal Executive Offices)			(Zip Code)

(617) 949-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TCRR	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2021, TCR2 Therapeutics Inc. (the “Company”) entered into a Lease Agreement (the “Rockville Lease”) with ARE-Maryland No. 31, LLC (the “Rockville Landlord”) for office and laboratory space located at 9950 Medical Center Drive, Rockville, Maryland (the “Rockville Premises”). Under the terms of the Rockville Lease, the Company will lease approximately 85,000 square feet at the Rockville Premises, which will serve as a manufacturing facility for the Company’s lead product candidate gavo-cel and its other cell therapies. The Rockville Lease is expected to commence on May 1, 2021 (the “Commencement Date”), and the Company’s obligation to pay rent will start on July 1, 2021 (the “Rent Commencement Date”). The initial term of the Rockville Lease is fifteen years following the Rent Commencement Date. The base rent under the Rockville Lease is $39.78 per rentable square foot per year during the first year of the term, which is subject to scheduled annual increases of 2% through June 30, 2024, plus certain costs, operating expenses and taxes. Commencing on July 1, 2024, the base rent under the Rockville Lease will be increased to $49.12 per rentable square foot per year and will be subject to scheduled annual increases of 3% through the remainder of the initial term, plus certain costs, operating expenses and taxes. In addition, the Rockville Landlord will contribute $140.00 per rentable square foot toward the cost of construction and tenant improvements for the Rockville Premises.  In connection with the improvements, reduced initial base rent, and other consideration, the Company paid the Rockville Landlord $3,750,000 upon execution of the Rockville Lease. The Company has the option to extend the Rockville Lease for two successive five-year terms.

The foregoing descriptions of the terms of the Rockville Lease do not purport to be complete and each is qualified in its entirety by reference to the full text of the Rockville Lease which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Inline XBRL cover page

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 29, 2021	TCR[2] Therapeutics Inc.

		By:	/s/ Mayur (Ian) Somaiya
Mayur (Ian) Somaiya
Chief Financial Officer